ZONIC CORPORATION
              Park 50 TechneCenter, 50 West TechneCenter Drive
                         Milford, Ohio 45150-9777

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD AUGUST 19, 1998

To the Shareholders of ZONIC CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Zonic Corporation, an Ohio corporation, will be held at Holiday Inn, 4501 Eastgate Boulevard, Cincinnati, Ohio 45245, on August 19, 1998 at 2:00 p.m., Eastern Daylight Savings Time, for the purpose of considering and acting upon:

     1. A proposal to fix the number of directors for the ensuing year at three in number.

     2.  A proposal to elect the Board of Directors for the next year.

     3. Such other business as may properly be brought before the Annual Meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on July 10, 1998 as the record date for the determination of the shareholders entitled to receive notice of, and to vote at, the meeting and any adjournment(s) thereof, notwithstanding any subsequent transfers of stock.

     Your attention is called to the accompanying Proxy and Proxy Statement submitted with this Notice.

     A copy of the Company's 1998 Annual Report and Form 10-K Report is being forwarded to you herewith, but it is not deemed to be part of the official proxy soliciting material. If any shareholder fails to receive a copy of same, one may be obtained by writing to the Treasurer of the Company.

BY ORDER OF THE BOARD OF DIRECTORS
Dale R. Nieman, Secretary

Milford, Ohio
July 15, 1998

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER YOU EXPECT TO ATTEND OR NOT, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE STAMPED ENVELOPE PROVIDED. IN THE EVENT YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                         PROXY STATEMENT

                       GENERAL INFORMATION

     This Proxy Statement and accompanying proxy are furnished in connection with the solicitation of proxies by Zonic Corporation (hereinafter referred to as the "Company"), for the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held on August 19, 1998. Such solicitation is being made by mail, although the Company may also use its officers and regular employees to solicit proxies from shareholders personally, or by telephone, telegraph or letter. The costs of this solicitation will be borne by the Company. The Company may request nominees and brokers to solicit their principals and customers for their proxies, and in such event the Company may reimburse such nominees and brokers for their reasonable out-of-pocket expenses.

     All shares represented by valid proxies received pursuant to this solicitation, and not revoked, will be voted at the Annual Meeting, and where a specification is made on the proxy, such shares will be voted in accordance with such specification. Unless contrary instructions are given, shares will be voted in favor of the proposals set forth in the accompanying Notice of Meeting and for the nominees for Directors set forth herein and in the discretion of the appointed proxies upon such other matters as may properly come before the meeting. Any proxy may be revoked by the shareholder at any time prior to the voting thereof, by giving written notice to the Company prior to the Annual Meeting or by giving oral notice to the Company at the Annual Meeting.

     The Board of Directors has fixed the close of business on July 10, 1998 as the record date (the "Record Date") for the determination of the shareholders entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournment(s) thereof, notwithstanding any subsequent transfers of stock.

                       OUTSTANDING VOTING SECURITIES

     On July 10, 1998, there were 3,044,136 outstanding shares of the Company's common stock without par value ("Common Stock") each of which is entitled to one vote on each matter to be considered at the Annual Meeting. The Company has no other class of securities outstanding which has voting rights. The presence either in person or by proxy of the persons entitled to vote a majority of the Common Stock is necessary for a quorum for the transaction of business at the Annual Meeting.

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock (its only outstanding voting securities on July 10, 1998) (i) by each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) by each Director that owns Common Stock, (iii) by the executive officer named in the Summary Compensation Table in this Proxy Statement and (iv) by all Directors and Officers of the Company as a group.


Name of Beneficial            Amount & Nature
Owner or Identity             of Beneficial      Percent
of Group                      Ownership          of Class (1)
------------------            ----------------   ------------

A&D Co. of Japan                 869,560(2)         28.6%(2)
Daihatsu-Nissay
Ikebukuro Bldg.
3-23-14 Higashi-Ikebukuro
Toshima-ku, Tokyo 170, Japan

Shoiche Sekine                   869,560(3)         28.6%(3)
c/o A&D Co. of Japan
Daihatsu-Nissay
Ikebukuro Bldg.
3-23-14 Higashi-Ikebukuro
Toshima-ku, Tokyo 170, Japan

Gerald J. Zobrist                684,980(4)         20.7%(4)
2900 Eight Mile Road
Cincinnati, Ohio 45244

CapTec Corporation               395,480(5)         13.0%(5)
2900 Eight Mile Road
Cincinnati, Ohio 45244

James B. Webb                    149,400(6)          4.7%(6)

All Directors and Executive    1,847,870(7)         52.2%(7)

Officers as a Group (5 in number)
---------------------------------

(1) Percentages are based on an aggregate of 3,044,136 shares of Common Stock outstanding as of the Record Date. Shares of Common Stock subject to options exercisable within 60 days of the Record Date under the Company's stock option plans are deemed outstanding for computing the percentage of class of the person holding such option but are not deemed outstanding for computing the percentage of class for any other person. See footnotes (4), (6) and (7) below.
(2)	Does not include a stock option granted to A&D for 1,000,000 shares at an exercise price of $2.00 per share, as consideration for making loans, and guaranteeing bank loans, to the Company. The option is currently exercisable and expires on March 20, 2005.

(3) These shares represent the shares owned by A&D. Mr. Sekine, internal auditor and a minority owner of A&D, and a director and executive officer of the Company, does not individually own any shares of the Company and disclaims beneficial ownership of the shares held by A&D.

(4) Includes 395,480 shares held by CapTec Corporation, a company of which Mr. Zobrist is the president, a director, owns all of the outstanding stock, 252,500 shares subject to currently exercisable options and 37,000 shares held in trust for his minor children. Percentage outstanding is based on 3,044,136 presently outstanding shares plus the 252,500 shares subject to options.

(5)  Excludes shares beneficially owned by Mr. Zobrist.

(6) Includes 15,000 shares held by Mr. Webb's wife and 132,500 shares subject to presently exercisable options. Percentage is based on 3,044,136 presently outstanding shares plus the 132,500 shares subject to options.

(7) Includes 35,800 shares owned of record and beneficially, 1,317,040 shares held by wives, corporations, minor children or held in trust for minor children, and 495,000 options which are presently exercisable or exercisable within 60 days of the Record Date held by five officers and directors. Percentages are based on presently outstanding shares of 3,044,136 plus 495,000 shares subject to options.

     None of the above persons have shared voting or investment powers with regard to their shares of Common Stock.

                           FIXING NUMBER OF DIRECTORS

    At the Annual Meeting, shareholders will vote on a proposal to fix the number of Directors of the Company for the ensuing year at three (3) in number. The affirmative vote of the holders of a majority of the shares of Common Stock which are represented at the meeting in person or by proxy and entitled to vote will be necessary to approve this proposal. Management recommends that shareholders vote FOR the foregoing resolution.


                             ELECTION OF DIRECTORS

    At the meeting, Directors of the Company are to be elected to serve for the ensuing year and until their respective successors are elected and qualified. The existing three members of the Board of Directors will be nominees for Directors (see below). The shares represented by the enclosed Proxy will be voted for the election as Directors of the three nominees named below unless otherwise indicated on the Proxy. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed Proxy may be voted for such other persons as may be determined by the holders of such proxies.

Information Concerning Nominees

    The information appearing in the following table with respect to age and principal occupation has been furnished to the Company by the nominees.


    Name                Age   Business Experience for Past Five Years
    ----                ---   ---------------------------------------

James B. Webb            41   President and Chief Executive Officer of the
                                  Company since December 31, 1995. Treasurer of the Company since September 1994. Secretary of the Company from September 1993 to February 1996. Senior Vice President of the Company from July 1989 to February 1996. Director of the Company since 1985.

Shoiche Sekine           66   Director of the Company since 1988.  Director of
                                  A&D Co., Ltd.("A&D"), Tokyo, Japan, a
                                  manufacturer of electronic measurement
                                  instrumentation from 1985 until June 1997.
                                  [Internal auditor of A&D since June 1997.]
                                  Executive Vice-President of the Company
                                  since December 1992.  Secretary of the
                                  Company from February 1996 to February 1998.

Gerald J. Zobrist        55   President and Owner of CapTec Corporation
                                  (Acquisition and Investment Company).
                                  Director of the Company since 1970.
                                  President and Chief Executive Officer of the
                                  Company from June 1970 until December 31,
                                  1995.


     None of the Directors are related.

     The Board of Directors does not have standing audit, nominating or compensation committees or committees performing similar functions.

     During the fiscal year ended March 31, 1998, four meetings of the Board of Directors were held. All existing Directors attended each meeting during the year.

                 EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company are as follows:

    Name               Age    Business Experience for Past Five Years
    ----               ---    --------------------------------------

James B. Webb           41    President and Chief Executive Officer of the
                                  Company since December 31, 1995. Treasurer of the Company since September 1994. Secretary of the Company from September 1993 to February 1996. Senior Vice President of the Company from July 1989 to February 1996. Director of the Company since 1985.

Shoiche Sekine          66    Executive Vice-President of the Company since
                                  December 1992 and Secretary of the Company from February 1996 to February 1998. Director of the Company since 1988.

Dale R. Nieman          51    Vice-President of the Company since 1985;
                                  Assistant Treasurer since February, 1996 and
                                  Secretary since February 1998.

Robert L. Goelz III     50    Vice-President of the Company since November 22,
                                  1996. Account executive for Wonderware
                                  Corporation from May 1995 until November
                                  1996.  Director of Marketing and Sales of
                                  Crisp Automation Division of Square D Co.
                                  Inc. from February 1990 until May 1995.


                      EXECUTIVE COMPENSATION

Report of the Board on Executive Compensation
---------------------------------------------

     The Company's Board of Directors does not have a Compensation Committee but rather, the entire Board establishes the policies and procedures, as well as amounts of compensation, for all executive officers of the Company. The Company's compensation package for its executive officers consists of one or more of the following: base salary, annual performance-based bonus and stock option grants. In setting compensation levels the Board considers various factors including salary levels of similarly situated executive officers at comparable companies, the achievement of performance targets taking into consideration competitive and economic conditions, and the Company's current adverse financial condition.

     The Board reviewed compensation for all of the Company's executive officers and there were no salary increases during fiscal 1998. The lack of salary increases was in recognition of cash flow problems of the Company rather than any dissatisfaction with officer performance. No bonus was paid to any executive officer for fiscal 1998.

                          Board of Directors

           Gerald J. Zobrist      James B. Webb      Shoiche Sekine

Summary
-------

     The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company's chief executive officer and any executive officer of the Company whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officer").

                         SUMMARY COMPENSATION TABLE

                                                    Long Term
                             Annual Compensation   Compensation
                             -------------------------------------------------
                                                    Securities    All Other
Name and                     Salary     Bonus       Underlying   Compensation
Principal Position   Year    ($)(1)      ($)         Options        ($)(2)
-----------------------------------------------------------------------------

James B. Webb,
President            1998   110,000       -0-            -0-       $1,650
 and Chief Executive 1997   110,000       -0-            -0-        1,650
 Officer             1996   103,475       -0-          55,000       1,104


(1) Includes amounts deferred at the direction of the executive officer pursuant to the Company's 401(k) Retirement Plan.

(2) Amounts shown represent the Company's contribution for the executive officer to the Company's 401(k) Retirement Plan.

          No options were granted to the Named Executive Officer during the 1998 fiscal year pursuant to the Company's stock option plans. No options were exercised by the Named Executive Officer during fiscal 1998.

     Other Compensation
     ------------------

          Directors of the Company receive no compensation for their services as Directors.

          Insider Participation in Compensation Determinations
          ----------------------------------------------------

          The Board of Directors is responsible for executive compensation decisions. Mr. Webb serves on the Board and is the President and Chief Executive Officer of the Company. Mr. Sekine is a director and the Executive Vice-President of the Company. He is also a minority owner and internal auditor of A&D Company, Ltd. of Tokyo, Japan ("A&D"), a company which, as of the Record Date, owns 28.6% of the Company. The Company has in place a policy that no director shall participate in determinations of his own compensation. See "Related Party Transactions".

     Financial Performance

          The graph below summarizes the cumulative return experienced by the Company's shareholders over the fiscal years ended 1994 through 1998, compared to the NASDAQ Market
     Index U.S. and the S&P HighTech Composite Index.


         COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
  AMONG ZONIC CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
              AND THE S&P TECHNOLOGY SECTOR INDEX

                                      Cumulative Total Return
                                      -----------------------
                                  3/93    3/94    3/95    3/96    3/97     3/98
Zonic Corp                 ZNIC  100.00   22.22   33.33   24.98   22.22    8.33
NASDAQ STOCK MARKET (U.S.) INAS  100.00  107.94  120.07  163.03  181.21  275.21
S & P TECHNOLOGY SECTOR    ITES  100.00  117.62  148.84  200.95  271.66  410.56

                    RELATED PARTY TRANSACTIONS

     In February 1988, the Company became affiliated with A&D, a Japanese instrument manufacturing company, by reason of A&D's purchase on that date of 86,956 shares of the Company's Preferred Stock for approximately $2,000,000. The Preferred Stock was converted on March 31, 1991 into 869,560 Common Shares. The Company has entered into various joint product development arrangements, marketing arrangements and a credit agreement with A&D dated December 7, 1992 (the "Credit Agreement"), most of which have been terminated in the past few years.

     In February 1988, the Company appointed A&D as the Company's exclusive marketing agent for the distribution of the Company's products in Japan pursuant to an agreement which is terminable by either party upon 60 days prior written notice. Total revenues related to products sold to A&D were $84,000 for the year ended March 31, 1998. The Company sells its products to A&D at discounts which vary by product. These discounts are a vendor-to-agent discount and not a discount to the end-user. Generally, the discount rates made available to A&D for specific products are greater than the discount rates made available to non-affiliated international sales agents in other countries because of the significance of the Japanese market and because A&D, as a manufacturer of similar products, has significantly more technical expertise than other agents currently used by the Company. Accordingly, A&D can provide installation and more technical services to the end user, which reduces the Company's selling expenses. The Company believes that the terms made available to A&D as an international sales agent are fair and are not more favorable than the terms that would be made available to a non-affiliated sales agent in a similar market and with similar technical expertise.

     In October 1988, Zonic A&D Company ("Zonic A&D"), a sales and marketing joint venture was formed with A&D Engineering, Inc., a California subsidiary of A&D. The joint venture marketed and sold all of the Company's products and A&D's spectrum analysis instruments in the Western Hemisphere. Each company had a 50% ownership in the joint venture which was based on a five-year renewable agreement which provided for equal sharing of profits and losses, sharing of expenses and all other respects except for A&D's funding obligations. The Company provided Zonic A&D office space on a rent-free basis. During 1997, the Company and A&D agreed to dissolve Zonic A&D to simplify operations and reduce operating costs. All daily operations were merged into the Company on April 1, 1997.

     In December 1992, the Company entered into a Credit Agreement and related agreements with A&D, whereby the Company borrowed up to $2,480,000 from A&D.
 A&D also guaranteed third party loans pursuant to the Credit Agreement. Interest on each of the loans made pursuant to the Credit Agreement bore interest at a fluctuating interest rate per annum equal to prime plus one percent. The amount of bank loans guaranteed by A&D under the Credit Agreement was reduced to $1,100,000 in June, 1997 and the Credit Agreement was terminated in fiscal 1998.

     On April 1, 1997, the Company also paid in full a loan from A&D to Zonic A&D that the Company assumed in 1994. The loan, which bore interest at 4%, was not a part of the Credit Agreement.

     In fiscal 1997, the Company sold its Zeta technology and software (the "Zeta Technology") to A&D pursuant to a Confidential "Zeta Technology" Sale Agreement between A&D and the Company dated December 31, 1996, and related letters (the "Zeta Sale Agreement"). A portion of the sale price of the Zeta Technology was in the form of notes receivable. The last note was paid in full on June 30, 1997; the proceeds were used to pay down the Company's outstanding bank debt. Under the terms of the Zeta Sale Agreement, the Company retains the right to distribute the Zeta Technology internationally in exchange for a royalty payment to A&D in the amount of 15% of the proceeds of the sale of the Zeta products. In fiscal 1998, the royalty amounted to $2,621.

     Pursuant to the terms of a Subscription Agreement between the Company and A&D, dated January 30, 1998, A&D purchased 12,000 shares of Class A Non-Voting, Redeemable Convertible Preferred Stock of the Company at a price of $100 per share which is convertible on or after January 30, 1999 at the rate of one Class A Preferred Share for 100 shares of common stock ("Class A Preferred Stock"). Proceeds of $1,200,000 from this sale were used to repay a bank loan of $1,078,000, and related accrued interest of $26,757 and to settle a portion of the loans payable to A&D of $95,243. In addition, A&D purchased 6,000 shares of Class B Non-Convertible, Redeemable, Non-Voting Preferred Stock of the Company at a price of $200 per share with an annual dividend equal to 20% of the Company's annual after-tax earnings excluding non-recurring earnings ("Class B Preferred Stock"). Proceeds of $1,200,000 from the sale of Class B Preferred Stock were used to repay a short-term bank loan of $600,000 which A&D guaranteed, the balance of loans payable to A&D totaling $538,203 and related accrued interest of $61,797. In the event of liquidation or dissolution of Zonic, the Class A Preferred Stock is entitled to receive $100.00 per share, and the Class B Preferred Stock $200.00 per share, before holders of common stock receive any amounts. Both classes of Preferred Stock may be redeemed by the Company upon thirty days prior notice, the Class A shares at $100.00 per share, and the Class B shares at $200.00 per share. Pursuant to the Subscription Agreement, the Credit Agreement was terminated and A&D released its security interest in the Company's assets.

     On February 27, 1997, the Company sold its Xcite Product line including substantially all of the related assets to Xcite Systems Corporation.
Pursuant to the terms of the Asset Purchase Agreement (the "Purchase Agreement"), the Company is entitled to royalties on future sales of the Xcite products by Xcite Systems Corporation (not to exceed $110,000). Such royalties amounted to $29,058 in fiscal year 1998. Gerald J. Zobrist, a Director of the Company, is an officer, director and controls 100% of the stock of a corporation owning 50% of Xcite Systems Corporation's stock.

     On August 22, 1997, the Company entered into an agreement with Mr. Zobrist pursuant to which the Company assigned its rights to receive the first $26,650 in royalty payments due under the Purchase Agreement to Mr. Zobrist in exchange for a cash payment of $25,000. The Company used the proceeds from the assignment to pay past due rent in connection with termination of its then existing lease.

     Except as otherwise noted, with respect to each of the foregoing related party transactions, it is the opinion of management of the Company that said transactions were upon terms as favorable to the Company as those which could have been secured from non-affiliated parties.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. To the Company's knowledge, any such reports required to be filed were filed in a timely manner.

                          OTHER MATTERS

    Management does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     Deloitte & Touche LLP, the Company's independent public accountants for the most recent fiscal year, will again act as the Company's accountant for the current fiscal year. A representative of Deloitte & Touche LLP will be present at the annual meeting of shareholders and shall have the opportunity to make a statement if he desires to do so, and the representative will be available to respond to appropriate questions from shareholders.

                          SHAREHOLDER PROPOSALS

     Proposals intended to be presented by shareholders at the next annual meeting of the Company must be received by the Company, to be considered for inclusion in any proxy material, not later than February 10, 1999, at the Company's offices at Park 50 TechneCenter, 50 West TechneCenter Drive, Milford, Ohio 45150-9777.

BY ORDER OF THE BOARD OF DIRECTORS
Dale R. Nieman, Secretary

Milford, Ohio

July 15, 1998


                            FORM OF PROXY


                 THIS PROXY IS SOLICITED ON BEHALF OF THE
                          BOARD OF DIRECTORS
                          ZONIC CORPORATION


           Proxy for Annual Meeting of Shareholders, August 19, 1998


     The undersigned hereby appoints John H. Reifschneider and Dale R. Nieman as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Zonic Corporation held of record by the undersigned on July 10, 1998 at the annual meeting of shareholders to be held on August 19, 1998 or any adjournment thereof.

1.  PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT THREE IN NUMBER

          _______FOR        ______AGAINST      ______ABSTAIN

2.  ELECTION OF DIRECTORS
          INSTRUCTION: Indicate by "X", For, Against, or Abstain for each nominee.

S. Sekine           ___ For         ___ Against        ___ Abstain

J. Webb             ___ For         ___ Against        ___ Abstain

G. Zobrist          ___ For         ___ Against        ___ Abstain


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.





                            ZONIC CORPORATION
                PARK 50 TECHNECENTER, 50 WEST TECHNECENTER DRIVE
                         MILFORD, OHIO 45150-9777

         PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, August 19, 1998


This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted for Proposals 1 and 2.



                                    ____________________________________
                                    Signature


                                    ____________________________________
                                    Signature if held jointly

                                    Dated:  _____________, 1998


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.